FOR IMMEDIATE RELEASE

                                                         Contact: Mark R. Holden
                                                                  (765) 771-5310

                      WABASH NATIONAL CORPORATION ANNOUNCES
                              THIRD QUARTER RESULTS


     LAFAYETTE, INDIANA, October 22, 2003 . . . Wabash National Corporation (NYSE: WNC) today announced results for the three and nine month periods ended September 30, 2003. Net sales for the third quarter were $215 million compared to $241 million for the same period last year. Net loss for the third quarter was $30 million compared to a net loss of $8.3 million for the same period last year. Diluted loss per share was $1.16 for the quarter compared to a loss of $0.37 per share for the 2002 quarter. For the nine months ended September 30, 2003, net sales were $668 million and a net loss of $55 million compared to net sales of $614 million and a net loss of $45 million for the same period last year. Diluted loss per share for the nine months ended September 30, 2003 and 2002 was $2.19 and $1.98, respectively.

     Commenting on the quarter, William P. Greubel, President and Chief Executive Officer, stated, "The achievements accomplished during the quarter are quite remarkable and provide a foundation for a successful and sustainable business. The following are just some of the significant highlights from the quarter:

          o We launched our sales and marketing initiatives targeted at the mid-size fleet segment of the trailer industry. Our net orders during the third quarter increased approximately 32% over the same period a year ago while net orders for the U.S. trailer industry increased approximately 20% during the same time period;

          o We closed twelve of our factory owned branch locations to better focus on our product and service offerings in more profitable markets;

          o We completed the sale of $125 million of 3-1/4% senior unsecured convertible notes, proceeds from which were used to refinance a portion of the Company's outstanding indebtedness;

          o We sold certain assets of our rental and leasing business and wholesale aftermarket parts business with total consideration of approximately $60 million which was used to reduce the Company's outstanding indebtedness;

          o We completed a new three year $222 million bank credit facility which served to finalize the refinancing of substantially all of the Company's outstanding indebtedness and which reduced our average cost of debt from over 10% to less than 4%;

          o We anticipate completing the sale of our remaining non-core assets with the planned sale of a majority of our finance portfolio for approximately $12 million;

          o We are approaching our goal of $100 million reduction in indebtedness during 2003. Debt is down $70 million. With the planned sale of our finance portfolio, and further working capital reductions, we fully expect to successfully achieve our goal; and

          o We continue to show month-over-month improvement in our drive to continuously improve our safety, quality and on-time delivery while reducing our costs. We believe we have now become the low cost producer within the trailer industry.

       There has been a great deal of hard work and outstanding achievements by our associates, yet there remains more to be done. Industry forecasts for the next several years are very encouraging. We have positioned the Company to take advantage of this industry recovery and believe we can be debt free during this timeframe while accomplishing record earnings and cash flow levels."

       Wabash will conduct a conference call to review and discuss its third quarter financial results on Thursday, October 23, 2003, at 10:00 AM Eastern time. The phone number to access the conference call is 888-391-0237. The call can also be accessed live on the Company's internet website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through November 13, 2003.

       Wabash National Corporation designs, manufactures, and markets standard and customized truck trailers under the Wabash(TM) brand name. The Company is one of the world's largest manufacturers of truck trailers and a leading manufacturer of composite trailers. The Company's wholly owned subsidiary, Wabash National Trailer Centers, is one of the leading retail distributors of new and used trailers and aftermarket parts throughout the U.S. and Canada.

       This press release contains forward-looking statements that involve risks and uncertainties, including those described in the section entitled "Risk Factors" contained in the Company's Quarterly Report on Form 10-Q filed with the SEC on August 14, 2003, that could cause the Company's actual results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements.

                  WABASH NATIONAL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                    Unaudited

                                                              Three Months                        Nine Months
                                                          Ended September 30,                 Ended September 30,
                                                     ------------------------------      ------------------------------
                                                         2003              2002              2003              2002
                                                     ------------      ------------      ------------      ------------
NET SALES                                            $    215,450      $    241,474      $    668,189      $    613,677
COST OF SALES                                             199,545           219,743           606,254           585,680
LOSS ON ASSET IMPAIRMENT                                       --                --            28,500                --
                                                     ------------      ------------      ------------      ------------
        Gross profit                                       15,905            21,731            33,435            27,997
GENERAL AND ADMINISTRATIVE EXPENSES                        10,598            12,137            29,031            41,035
SELLING EXPENSES                                            4,714             5,774            15,954            17,553
RESTRUCTURING CHARGE                                           --             1,717                --             1,717
                                                     ------------      ------------      ------------      ------------
        Income (loss) from operations                         593             2,103           (11,550)          (32,308)
OTHER INCOME (EXPENSE):
        Interest expense                                   (8,349)           (8,523)          (26,608)          (22,012)
        Trade receivables facility costs                     (397)             (237)           (1,022)           (3,870)
        Foreign exchange gains and losses, net               (271)           (1,825)            5,318               133
        Loss on debt extinguishment                       (18,940)               --           (18,940)               --
        Other, net                                         (2,277)              163            (2,677)            1,525
                                                     ------------      ------------      ------------      ------------
        Loss before income taxes                          (29,641)           (8,319)          (55,479)          (56,532)
INCOME TAX BENEFIT                                             --                --                --           (11,947)
                                                     ------------      ------------      ------------      ------------
        Net loss                                          (29,641)           (8,319)          (55,479)          (44,585)
PREFERRED STOCK DIVIDENDS                                     264               409               792             1,295
                                                     ------------      ------------      ------------      ------------

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS           $    (29,905)     $     (8,728)     $    (56,271)     $    (45,880)
                                                     ============      ============      ============      ============
BASIC AND DILUTED NET LOSS PER SHARE                 $      (1.16)     $      (0.37)     $      (2.19)     $      (1.98)
                                                     ============      ============      ============      ============
COMPREHENSIVE LOSS
        Net loss                                     $    (29,641)     $     (8,319)     $    (55,479)     $    (44,585)
        Foreign currency translation adjustment              (208)             (135)              236                31
                                                     ------------      ------------      ------------      ------------
NET COMPREHENSIVE LOSS                               $    (29,849)     $     (8,454)     $    (55,243)     $    (44,554)
                                                     ============      ============      ============      ============

                                                                         Retail &
      Three months ended                            Manufacturing      Distribution      Eliminations          Total
      ------------------                            -------------      ------------      ------------      ------------
      2003
        Net Sales                                    $    152,800      $     68,622      $     (5,972)     $    215,450
        Operating Results                            $      2,387      $     (1,815)     $         21      $        593
      2002
        Net Sales                                    $    166,393      $     82,548      $     (7,467)     $    241,474
        Operating Results                            $      5,285      $     (3,188)     $          6      $      2,103

      Nine months ended
      -----------------
      2003
        Net Sales                                    $    486,940      $    222,353      $    (41,104)     $    668,189
        Operating Results                            $     21,202      $    (33,072)     $        320      $    (11,550)
      2002
        Net Sales                                    $    379,642      $    258,165      $    (24,130)     $    613,677
        Operating Results                            $    (12,911)     $    (19,974)     $        577      $    (32,308)

                  WABASH NATIONAL CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                    Unaudited

                                                                       September 30,
                                                                           2003         December 31,
                                                                         (Unaudited)        2002
                                                                       -------------    ------------
                                     ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                         $      2,577     $     35,659
     Accounts receivable, net                                                79,526           34,396
     Current portion of finance contracts                                     7,108            9,528
     Inventories                                                            113,698          134,872
     Prepaid expenses and other                                              13,716           18,299
                                                                       ------------     ------------
        Total current assets                                                216,625          232,754
PROPERTY, PLANT AND EQUIPMENT, net                                          131,154          145,703
EQUIPMENT LEASED TO OTHERS, net                                              24,784          100,837
FINANCE CONTRACTS, net of current portion                                    14,962           22,488
GOODWILL, net                                                                35,378           34,652
OTHER ASSETS                                                                 25,074           29,135
                                                                       ------------     ------------
                                                                       $    447,977     $    565,569
                                                                       ============     ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term debt                              $     13,475     $     42,961
     Current maturities of capital lease obligations                          1,790           12,860
     Accounts payable                                                        66,109           60,457
     Other accrued liabilities                                               63,492           61,424
                                                                       ------------     ------------
       Total current liabilities                                            144,866          177,702
LONG-TERM DEBT, net of current maturities                                   261,769          239,043
LONG-TERM CAPITAL LEASE OBLIGATIONS, net of current maturities                   --           51,993
OTHER NONCURRENT LIABILITIES AND CONTINGENCIES                               21,383           22,847
STOCKHOLDERS' EQUITY                                                         19,959           73,984
                                                                       ------------     ------------
                                                                       $    447,977     $    565,569
                                                                       ============     ============

EBITDA

The Company uses EBITDA income (loss) before income taxes, interest expense, depreciation and amortization as an internal measure of performance, and believes it is a useful and commonly used measure of financial performance in addition to income (loss) before income taxes and other profitability measures of performance under GAAP. EBITDA should not be construed as an alternative to operating income and income (loss) before taxes as an indicator of the Company's operation in accordance with GAAP. The Company's definition of EBITDA can differ from that of other companies. The next loss in the 2003 third quarter includes an $18.9 million charge related to debt extinguishment. The net loss for the nine months of 2003 includes the extinguishment loss and a $28.5 million asset impairment charge recorded in June 2003.

                                     Three Months Ended        Nine Months Ended
                                       September 30,             September 30,
                                   ---------------------     --------------------
                                     2003        2002          2003        2002
                                   --------    --------      --------    --------
EBITDA reconciliation:
  Net loss                         $  (29.6)   $   (8.3)     $  (55.5)   $  (56.5)
  Income tax benefit                     --          --            --       (11.9)
  Interest expense                      8.3         8.5          26.6        22.0
  Depreciation and amortization         5.8         6.7          19.1        21.7
                                   --------    --------      --------    --------
EBITDA                             $  (15.5)   $    6.9      $   (9.8)   $  (24.7)
                                   --------    --------      --------    --------

PRO FORMA FINANCIAL INFORMATION

Wabash has prepared the following Unaudited Pro Forma Consolidated Statements of Operations to illustrate the estimated effects of the sale (the "Asset Sale") of certain of the assets of its trailer leasing and rental, and wholesale aftermarket parts distribution businesses to Aurora Trailer Holdings, LLC and the refinancing of it's capital structure through the sale of $125 million of 3.25% five-year senior unsecured convertible notes and entering into a $222 million three-year asset-based loan arrangement (the "Refinancing"). The Company believes the proforma data to be useful in understanding the company operating results in view of the recently completed transactions. The Unaudited Pro Forma Consolidated Statements of Operations give effect to the transactions, described below, as if they had occurred as of the beginning of the respective periods. The Pro Forma Financial Statements are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Financial Statements do not purport to represent what the Company's results of operations or financial condition would actually have been had the transactions in fact occurred on such dates or to project the Company's results of operations or financial condition for any future period or date. The Pro Forma Financial Statements should be read in conjunction with the historical financial statements of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Company Form 10-K for the year ended December 31, 2002 and its Form 10-Q for the quarter ended June 30, 2003.

ASSET SALE

On September 19, 2003, the Company completed the sale of certain of the assets of its leasing and rental and aftermarket parts businesses for approximately $53 million in cash. Net proceeds from the sale were used to repay a portion of its outstanding indebtedness. Loss on the disposition amounted to approximately $29.5 million, including a $28.5 million asset impairment charge recorded in the 2003 second quarter.

REFINANCING

On August 1, 2003, the Company completed the sale of $125 million of 3.25% five-year senior unsecured convertible notes convertible into shares of the Company's stock, subject to market and other conditions. The Company used the net proceeds to repay a portion of its outstanding indebtedness. The notes have a conversion price of $19.20 or a rate of 52.0833 shares per $1,000 principal amount of note. The notes bear interest at 3.25% per annum payable semi-annually on February 1 and August 1. Costs associated with the transaction amounted to approximately $4.2 million and will be amortized over the term of the notes.

On September 23, 2003, the Company entered into a $222 million three-year asset-based loan arrangement that includes a $47 million term loan and a $175 million revolver. The new financing replaced existing indebtedness and is expected to substantially lower the Company's cost of debt. Fees associated with the transaction amount to approximately $4.2 million and will be amortized over the term of the loan.

The pro forma statements of operations reflect:

     o    Interest expense on the convertible notes is 3.25%.

     o Interest on the term loan is LIBOR plus 300 basis points, decreasing to 275 basis points after six months.

     o Interest on the revolver is LIBOR plus 275 basis points, decreasing to 250 basis points after six months.

     o Additionally, interest expense includes an unused facility fee at a rate of 37.5 basis points per annum, letter of credit fees and amortization of deferred loan costs.

                           Wabash National Corporation
   Pro Forma Statement of Income for the Nine Months Ended September 30, 2003
                 Dollars in Thousands, Except Per Share Amounts
                                   (Unaudited)

                                                                                     Adjustments
                                                                             ----------------------------
                                                            Historical       Asset Sale       Refinancing       Pro forma
                                                            -----------      -----------      -----------      -----------

Net Sales                                                   $   668,189      $   (58,904)     $        --      $   609,285
Cost of Sales                                                   606,254          (48,639)              --          557,615
Loss on Asset Impairment                                         28,500          (28,500)              --               --
                                                            -----------      -----------      -----------      -----------
Gross Profit                                                     33,435           18,235               --           51,670

G & A                                                            29,031           (1,498)          (1,576)          25,957
Selling                                                          15,954           (1,920)              --           14,034
                                                            -----------      -----------      -----------      -----------
Income (Loss) from Operations                                   (11,550)          21,653            1,576           11,679

Other Income (Expense):
      Interest Expense                                          (26,608)           1,745           13,663          (11,200)
      Trade Receivable Facility Costs                            (1,022)              --            1,022               --
      Foreign Exchange Gains and Losses, Net                      5,318               --                             5,318
      Loss on Debt Extinguishment                               (18,940)              --           18,940               --
      Other, net                                                 (2,677)           1,068                            (1,609)
                                                            -----------      -----------      -----------      -----------
Income (Loss) before Income Taxes                               (55,479)          24,466           35,201            4,188

Income Tax (Benefit) Expense                                         --               --               --               --
                                                            -----------      -----------      -----------      -----------
Net Income (Loss)                                               (55,479)          24,466           35,201            4,188

Preferred Stock Dividends                                           792                                                792
                                                            -----------      -----------      -----------      -----------
Net Income (Loss) Applicable to Common Stockholders         $   (56,271)     $    24,466      $    35,201      $     3,396
                                                            ===========      ===========      ===========      ===========
Basic and Diluted Net Income (Loss) Per Share               $     (2.19)                                       $      0.13
                                                            ===========                                        ===========

Weighted Average Shares Outstanding                              25,721                                             25,721
                                                            ===========                                        ===========

                           Wabash National Corporation
   Pro Forma Statement of Income for the Three Months Ended September 30, 2003
                 Dollars in Thousands, Except Per Share Amounts
                                   (Unaudited)

                                                                                     Adjustments
                                                                             ----------------------------
                                                            Historical       Asset Sale       Refinancing       Pro forma
                                                            -----------      -----------      -----------      -----------

Net Sales                                                   $   215,450      $   (18,049)     $        --      $   197,401
Cost of Sales                                                   199,545          (14,880)              --          184,665
Loss on Asset Impairment                                             --               --               --               --
                                                            -----------      -----------      -----------      -----------
Gross Profit (Loss)                                              15,905           (3,169)              --           12,736

G & A                                                            10,598             (451)             (88)          10,059
Selling                                                           4,714             (578)              --            4,136
                                                            -----------      -----------      -----------      -----------
Income (Loss) from Operations                                       593           (2,140)              88           (1,459)

Other Income (Expense):
      Interest Expense                                           (8,349)             466            4,283           (3,600)
      Trade Receivable Facility Costs                              (397)              --              397               --
      Foreign Exchange Gains and Losses, Net                       (271)              --               --             (271)
      Loss on Debt Extinguishment                               (18,940)              --           18,940               --
      Other, net                                                 (2,277)           1,041               --           (1,236)
                                                            -----------      -----------      -----------      -----------
Income (Loss) before Income Taxes                               (29,641)            (633)          23,708           (6,566)

Income Tax (Benefit) Expense                                         --               --               --               --
                                                            -----------      -----------      -----------      -----------
Net Income (Loss)                                               (29,641)            (633)          23,708           (6,566)

Preferred Stock Dividends                                           264               --               --              264
                                                            -----------      -----------      -----------      -----------
Net Income (Loss) Applicable to Common Stockholders         $   (29,905)     $      (633)     $    23,708      $    (6,830)
                                                            ===========      ===========      ===========      ===========
Basic and Diluted Net Loss Per Share                        $     (1.16)                                       $     (0.26)
                                                            ===========                                        ===========

Weighted Average Shares Outstanding                              25,802                                             25,802
                                                            ===========                                        ===========

                           Wabash National Corporation
     Pro Forma Statement of Income for the Three Months Ended June 30, 2003
                 Dollars in Thousands, Except Per Share Amounts
                                   (Unaudited)

                                                                                     Adjustments
                                                                             ----------------------------
                                                            Historical       Asset Sale       Refinancing       Pro forma
                                                            -----------      -----------      -----------      -----------

Net Sales                                                   $   230,231      $   (21,021)     $        --      $   209,210
Cost of Sales                                                   206,542          (17,856)              --          188,686
Loss on Asset Impairment                                         28,500          (28,500)              --               --
                                                            -----------      -----------      -----------      -----------
Gross Profit (Loss)                                              (4,811)          25,335               --           20,524
G & A                                                             7,894             (352)            (706)           6,836
Selling                                                           6,022             (628)              --            5,394
                                                            -----------      -----------      -----------      -----------
Income (Loss) from Operations                                   (18,727)          26,315              706            8,294

Other Income (Expense):
      Interest Expense                                          (10,391)             645            6,046           (3,700)
      Trade Receivable Facility Costs                              (403)              --              403               --
      Foreign Exchange Gains and Losses, Net                      2,733               --               --            2,733
      Loss on Debt Extinguishment                                    --               --               --               --
      Other, net                                                   (480)              18               --             (462)
                                                            -----------      -----------      -----------      -----------
Income (Loss) before Income Taxes                               (27,268)          26,978            7,155            6,865

Income Tax (Benefit) Expense                                         --               --               --               --
                                                            -----------      -----------      -----------      -----------
Net Income (Loss)                                               (27,268)          26,978            7,155            6,865

Preferred Stock Dividends                                           264               --               --              264
                                                            -----------      -----------      -----------      -----------
Net Income (Loss) Applicable to Common Stockholders         $   (27,532)     $    26,978      $     7,155      $     6,601
                                                            ===========      ===========      ===========      ===========
Basic and Diluted Net Income (Loss) Per Share               $     (1.07)                                       $      0.26
                                                            ===========                                        ===========

Weighted Average Shares Outstanding                              25,705                                             25,705
                                                            ===========                                        ===========

                           Wabash National Corporation
     Pro Forma Statement of Income for the Three Months Ended March 31, 2003
                 Dollars in Thousands, Except Per Share Amounts
                                   (Unaudited)

                                                                                     Adjustments
                                                                             ----------------------------
                                                            Historical       Asset Sale       Refinancing       Pro forma
                                                            -----------      -----------      -----------      -----------

Net Sales                                                   $   222,508      $   (19,834)     $        --      $   202,674
Cost of Sales                                                   200,167          (15,903)              --          184,264
Loss on Asset Impairment                                             --               --               --               --
                                                            -----------      -----------      -----------      -----------
Gross Profit (Loss)                                              22,341           (3,931)              --           18,410

G & A                                                            10,539             (695)            (782)           9,062
Selling                                                           5,218             (714)              --            4,504
                                                            -----------      -----------      -----------      -----------
Income (Loss) from Operations                                     6,584           (2,522)             782            4,844

Other Income (Expense):
      Interest Expense                                           (7,868)             634            3,334           (3,900)
      Trade Receivable Facility Costs                              (222)              --              222               --
      Foreign Exchange Gains and Losses, Net                      2,856               --               --            2,856
      Loss on Debt Extinguishment                                    --               --               --               --
      Other, net                                                     80                9               --               89
                                                            -----------      -----------      -----------      -----------
Income (Loss) before Income Taxes                                 1,430           (1,879)           4,338            3,889

Income Tax (Benefit) Expense                                         --               --               --               --
                                                            -----------      -----------      -----------      -----------
Net Income (Loss)                                                 1,430           (1,879)           4,338            3,889

Preferred Stock Dividends                                           264               --               --              264
                                                            -----------      -----------      -----------      -----------
Net Income (Loss) Applicable to Common Stockholders         $     1,166      $    (1,879)     $     4,338      $     3,625
                                                            ===========      ===========      ===========      ===========
Basic and Diluted Net Loss Per Share                        $      0.05                                        $      0.14
                                                            ===========                                        ===========

Weighted Average Shares Outstanding                              25,653                                             25,653
                                                            ===========                                        ===========